EXHIBIT 4.4

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, dated as of September 24, 2019 (this “Third Supplemental Indenture”), by and among Beazer Homes USA, Inc., a Delaware corporation (the “Company”), the subsidiary guarantors listed on the signature pages hereto (the “Subsidiary Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered to the Trustee an indenture, dated as of September 21, 2016 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 8.750% Senior Notes due 2022 (the “Notes”);

WHEREAS, pursuant to its Offer to Purchase and Consent Solicitation Statement, dated September 10, 2019 (the “Offer to Purchase”), the Company commenced a tender offer for any and all of the outstanding Notes and solicited consents from the holders of the Notes to amend the terms of the Indenture as set forth in Article I herein (the “Proposed Amendments”);

WHEREAS, pursuant to Section 8.01 of the Indenture, the consent of holders of at least a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”) is sufficient to adopt the Proposed Amendments;

WHEREAS, having received the Requisite Consents to adopt the Proposed Amendments, the Company and the Subsidiary Guarantors agree to amend the Indenture as provided herein;

WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture with respect to the Notes with the Requisite Consents;

WHEREAS, pursuant to Sections 8.06, 11.04 and 11.05 of the Indenture, an Officers’ Certificate and an Opinion of Counsel have been delivered to the Trustee each stating that this Third Supplemental Indenture is authorized or permitted by the Indenture, that it is not inconsistent therewith and that all conditions precedent provided for in the Indenture to the execution and delivery of this Third Supplemental Indenture have been satisfied; and

WHEREAS, all other things necessary to make this a legal, valid and binding agreement of the Company and the Subsidiary Guarantors have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of the holders of the Notes as follows:

ARTICLE I

AMENDMENTS

Section 1.1. Certain Defined Terms. Section 1.01 (Definitions) of the Indenture is hereby amended by deleting from such Section those defined terms and section references that, by virtue of the Proposed Amendments effected by this Third Supplemental Indenture, are no longer used in the Indenture or the Notes as amended hereby.

Section 1.2. The heading and text of each of Section 4.03 (Reports and Other Information), Section 4.04 (Compliance Certificate), Section 4.05 (Taxes), Section 4.06 (Stay, Extension and Usury Laws), Section 4.07 (Limitations on Restricted Payments), Section 4.08 (Change of Control), Section 4.09 (Subsidiary Guarantees by Restricted Subsidiaries), Section 4.10 (Limitations on Additional Indebtedness), Section 4.11 (Limitations on Secured Indebtedness), Section 4.12 (Maintenance of Corporate Existence; Maintenance of Properties), Section 4.13 (Limitations on Mergers and Consolidations) and clauses (a)(iii), (a)(iv), (a)(v), (a)(vi), (a)(vii), (a)(viii) and (a)(ix) of Section 5.01 (Events of Default) of the Indenture are hereby deleted in their entirety and are each replaced with the following:

“{Reserved}”.

Section 1.3. Notice of Redemption. The first sentence of Section 3.03 (Notice of Redemption) of the Indenture is hereby amended and restated to read in its entirety as follows:

“The Company shall send notices of redemption at least two days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed in accordance with the procedures of the Depositary.”

Section 1.4. Any Notes issued under any provision of the Indenture subsequent to the date of this Third Supplemental Indenture shall bear a notation, in form acceptable to the Trustee, referring to this Third Supplemental Indenture.

Section 1.5. Deletion of Certain References. Except as otherwise provided for in this Article I, all references in the Indenture to the Sections and definitions of the Indenture deleted pursuant to Sections 1.1, 1.2 and 1.3 of this Third Supplemental Indenture are hereby deleted.

ARTICLE II

MISCELLANEOUS

Section 2.1. Effectiveness. This Third Supplemental Indenture will become effective upon the execution and delivery of the Third Supplemental Indenture by the parties hereto; provided, that the Proposed Amendments shall not become operative until the first day on which Notes are accepted for payment by the Company pursuant to the Offer to Purchase following the receipt of the Requisite Consents to the Proposed Amendments.

Section 2.2. Confirmation. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Third Supplemental Indenture

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by the Company, the Subsidiary Guarantors and the Trustee, this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Third Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 2.3. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.4. Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.5. Severability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions; and the invalidity of a particular provision in a particular jurisdictions shall not invalidate such provision in any other jurisdiction.

Section 2.6. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

Section 2.7. Trustee Makes No Representations. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

Section 2.8. Successors and Assigns. All covenants and agreements in this Third Supplemental Indenture by the Company and the Subsidiary Guarantors shall bind to their respective successors and assigns, whether so expressed or not.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

BEAZER HOMES USA, INC.

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BEAZER HOMES, LLC

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BEAZER HOMES HOLDINGS, LLC

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BEAZER GENERAL SERVICES, INC.
BEAZER HOMES INDIANA HOLDINGS CORP.
BEAZER HOMES SALES, INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER REALTY CORP.
BEAZER REALTY LOS ANGELES, INC.

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BEAZER MORTGAGE CORPORATION

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	President and Chief Executive Officer

[Signature Page to Third Supplemental Indenture]

BEAZER HOMES INDIANA LLP

By:	BEAZER HOMES INVESTMENTS, LLC, its Managing Partner

By:	BEAZER HOMES, LLC,
its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BEAZER CLARKSBURG, LLC DOVE BARRINGTON DEVELOPMENT LLC BEAZER HOMES INVESTMENTS, LLC ELYSIAN HEIGHTS POTOMIA, LLC

By:	BEAZER HOMES, LLC, its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BEAZER HOMES TEXAS, L.P.

By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

[Signature Page to Third Supplemental Indenture]

BEAZER REALTY SERVICES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC,
its Sole Member

By:	BEAZER HOMES, LLC, its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BEAZER-INSPIRADA, LLC

By:	BEAZER HOMES HOLDINGS, LLC.,
its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

BH BUILDING PRODUCTS, LP

By:	BH PROCUREMENT SERVICES, LLC,
its General Partner

By:	BEAZER HOMES TEXAS, L.P.,
its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

[Signature Page to Third Supplemental Indenture]

BH PROCUREMENT SERVICES, LLC

By:	BEAZER HOMES TEXAS, L.P.,
its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

CLARKSBURG ARORA LLC

By:	BEAZER CLARKSBURG, LLC,
its Sole Member

By:	BEAZER HOMES, LLC,
its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

CLARKSBURG SKYLARK, LLC

By:	BEAZER CLARKSBURG, LLC,
its Sole Member

By:	BEAZER HOMES, LLC.,
its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

[Signature Page to Third Supplemental Indenture]

BEAZER GAIN, LLC

By:	BEAZER HOMES, LLC
its Sole Member

By:	/s/ Robert L. Salomon
	Name:	Robert L. Salomon
	Title:	Executive Vice President

[Signature Page to Third Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stephanie Cox

Name:	Stephanie Cox
Title:	Vice President

[Signature Page to Third Supplemental Indenture]